Exhibit 99.1

Critical Path Announces First Quarter 2007 Results

Achieves 11% Year-Over-Year Revenue Growth

SAN FRANCISCO, Calif. (May 15, 2007) – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the fiscal first quarter ended March 31, 2007.

Revenue and Gross Margins

For the first quarter of 2007, revenues were $12.2 million, compared to $11.0 million in the same period last year and $12.5 million in the fourth quarter of 2006. Gross margins, based upon U.S. Generally Accepted Accounting Principles (U.S. GAAP), for the first quarter of 2007 were 53%, compared to 51% in the same period last year and 58% in the fourth quarter of 2006. On an adjusted EBITDA basis, gross margins in the first quarter of 2007 were 55%, compared to 54% in the same period last year and 60% in the fourth quarter of 2006.

Adjusted EBITDA is a non-GAAP metric used by management to measure the company’s operating performance and its earnings before interest expense, net, benefit from (provision for) income taxes, depreciation and amortization adjusted to exclude other items, such as other expense, net, gain on sale of assets, write-off of capitalized legal costs, restructuring and other expenses, stock-based expenses and dividends and accretion on redeemable preferred stock.

Net Results

Net loss on a U.S. GAAP basis, which excludes the accretion of redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the first quarter of 2007, was $3.0 million, compared to a net loss of $3.9 million in the same period last year and a net loss of $2.3 million in the fourth quarter of 2006. For the first quarter of 2007, total cost of net revenues and operating expenses, on a U.S. GAAP basis, was $14.2 million, compared to $13.4 million in the same period last year and $13.5 million in the fourth quarter of 2006.

Net loss attributable to common shareholders based on U.S. GAAP, which includes the accretion of redeemable preferred stock, for the first quarter of 2007, was $6.6 million or $0.18 per share, compared to a net loss of $7.4 million or $0.21 per share in the same period last year and a net loss of $5.9 million or $0.16 per share in the fourth quarter of 2006.

Net loss on an adjusted EBITDA basis for the first quarter of 2007, was $1.2 million, or $0.03 per share, compared to a net loss of $2.8 million, or $0.08 per share, in the same period last year and a net loss of $0.3 million, or $0.01 per share, in the fourth quarter of 2006. For the first quarter of 2007, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $13.4 million, compared to $13.8 million for the same period last year and $12.8 million for the fourth quarter of 2006.

“We posted another solid quarter financially and operationally,” said Mark Ferrer, CEO and Chairman, Critical Path. “Revenues were up year-over-year, while we continued to control expenses and acquire new customers. Operationally, we launched two new versions of our Memova brand – Memova® Mobile 3.0 and a new Memova® Messaging 8.0 solution called Contact-Centric Communications – further enabling service providers to capitalize on the growing popularity of social networking and the increasing demand for mobile email and converged communications services.”

Cash and Cash Equivalents

As of March 31, 2007, the company’s cash and cash equivalents totaled $12.2 million, compared to $14.5 million at December 31, 2006.

First Quarter 2007 Highlights

•

Memova® Mobile – In the first quarter, another leading European operator selected Memova Mobile for its consumer mobile email offering – continuing to establish the platform as the market’s premier consumer messaging solution. More details about this new deployment will be available when the service launches. Additionally, Critical Path launched Memova Mobile 3.0 in the first quarter, introducing support for an even broader range of messaging client technologies, including all of the major IETF and OMA push email client protocols. As a result, Memova Mobile enables consumers to send and receive email, share multimedia content and participate in social networks from virtually any of today’s consumer phones.

•

Memova® Messaging – In Q1, Critical Path also launched version 8.0 of its Memova Messaging platform and introduced a new Contact-Centric Communications solution for broadband service providers. Memova Messaging now enables service providers to deliver converged communications services and a rich social networking experience. A powerful Web 2.0 console brings messaging, VoIP and other communications services together with multimedia albums and blogs – all oriented around the subscriber’s personalized communities.

•

Continued Financial Improvements – Critical Path realized 11% year-over-year revenue growth in the first quarter of 2007, while decreasing operating expenses, on an adjusted EBITDA basis, year-over-year by 10%.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis and both cost of revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and cost of net revenues and operating expenses, respectively. The adjusted EBITDA results exclude interest expense, net, benefit from (provision for) income taxes, depreciation and amortization as well as other items such as other expense, net, gain on sale of assets, write-off of capitalized legal costs, restructuring and other expenses, stock-based expenses and dividends and accretion on redeemable preferred stock. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the company’s financial condition against other quarters. Since the company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

More Information

Questions about Critical Path’s financial results for the fiscal quarter ended March 31, 2007 may be submitted to ir@criticalpath.net. Any questions regarding the quarterly results that are submitted by 6 PM Eastern time, Thursday, May 17, 2007 may be publicly responded to by the company on the Investor Relations section of the company’s Web site (http://www.criticalpath.net/investors). The company does not undertake to publicly respond to all such questions submitted.

Due to the Webcast recently made available to investors on April 16, 2007, Critical Path will not conduct a conference call specifically discussing first quarter 2007 results. The Webcast released on April 16 provides a comprehensive management discussion of the company’s recent progress. This Webcast is available on Critical Path’s Web site at http://www.criticalpath.net/en/31/webcasts/.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse is designed to protect consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s solutions are deployed by service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance, features and anticipated benefits of our product and service offerings, the ability of our customers to and improve revenues in the provision of services, industry trends, market and customer requirements and the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace. The words and expressions "look forward to," "will," "expect," "plan," "believe," "seek," "strive for," "anticipate," "hope," "estimate" and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, completion of the company’s year-end close and audit procedures, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo, Memova and the Memova logo and Messages that Matter are the trademarks of Critical Path, Inc., some of which are registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	March 31,		December 31, 2006
	2007	2006
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,189	$19,068	$14,542
Accounts receivable, net	16,060	14,962	10,283
Other current assets	1,994	2,760	2,427

Total current assets	30,243	36,790	27,252
Property and equipment, net	2,622	2,381	2,612
Goodwill	7,510	7,141	7,460
Other assets	526	1,635	679

Total assets	$40,901	$47,947	$38,003

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,900	$2,747	$3,995
Accrued expenses	14,292	20,276	16,837
Deferred revenue	10,404	10,975	6,848
Capital lease and other obligations, current	13	85	24

Total current liabilities	28,609	34,083	27,704
Deferred revenue long-term	183	859	229
Notes payable, long-term	23,436	19,416	22,396
Income and other tax liabilities, long-term	3,764	—	—
Embedded derivative liability	500	1,655	612
Other obligations, long-term	—	52	—

Total liabilities	56,492	56,065	50,941

Redeemable preferred stock	138,055	123,754	134,406

Total shareholders’ deficit	(153,646)	(131,872)	(147,344)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$40,901	$47,947	$38,003

Critical Path, Inc.

Condensed Consolidated Statement of Operations on an United States GAAP Basis

	Three months ended
	March 31,		December 31, 2006
	2007	2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$4,181	$2,928	$3,779
Hosted services	1,507	1,222	1,166
Professional services	2,082	2,575	2,879
Maintenance and support	4,454	4,289	4,716

Total net revenue	12,224	11,014	12,540

COST OF NET REVENUE
Software licensing	1,546	1,306	976
Hosted services	767	777	867
Professional services	2,017	1,976	2,017
Maintenance and support	1,369	1,294	1,395

Total cost of net revenue	5,699	5,353	5,255

GROSS PROFIT	6,525	5,661	7,285

OPERATING EXPENSES
Selling and marketing	3,153	3,490	2,971
Research and development	2,232	2,320	2,595
General and administrative	3,217	3,269	2,776
Restructuring expense	48	915	100
Gain on sale of assets	(127)	(1,971)	(209)

Total operating expenses	8,523	8,023	8,233

OPERATING LOSS	(1,998)	(2,362)	(948)

Other expense, net	(109)	(459)	(126)
Interest expense, net	(1,022)	(853)	(990)

Loss before provision for income taxes	(3,129)	(3,674)	(2,064)
Benefit from (provision for) income taxes	144	(268)	(274)

NET LOSS	(2,985)	(3,942)	(2,338)
Dividends and accretion on redeemable preferred stock	(3,649)	(3,461)	(3,600)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,634)	$(7,403)	$(5,938)

Net loss per share attributable to common shareholders - basic and diluted	$(0.18)	$(0.21)	$(0.16)

Weighted average shares - basic and diluted	36,696	35,928	36,302

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended
	March 31,		December 31, 2006
	2007	2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$4,181	$2,928	$3,779
Hosted services	1,507	1,222	1,166
Professional services	2,082	2,575	2,879
Maintenance and support	4,454	4,289	4,716

Total net revenue	12,224	11,014	12,540

COST OF NET REVENUE
Software licensing	1,546	1,306	978
Hosted services	609	562	607
Professional services	2,014	1,947	1,991
Maintenance and support	1,367	1,284	1,378

Total cost of net revenue	5,536	5,099	4,954

GROSS PROFIT	6,688	5,915	7,586

OPERATING EXPENSES
Selling and marketing	3,149	3,422	2,904
Research and development	2,216	2,228	2,484
General and administrative	2,507	3,049	2,476

Total operating expenses	7,872	8,699	7,864

ADJUSTED EBITDA LOSS	$(1,184)	$(2,784)	$(278)

Adjusted EBITDA loss per share	$(0.03)	$(0.08)	$(0.01)

Weighted average shares	36,696	35,928	36,302

*	Excludes interest expense, net, provision for income taxes, depreciation and amortization adjusted to exclude other items such as gain on sale of assets, write-off of capitalized legal costs, other expense, net, restructuring expenses, stock-based expenses and dividends and accretion on redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconciliation between the Company’s Non-GAAP results and Adjusted EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	March 31,		December 31, 2006
	2007	2006
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(1,184)	$(2,784)	$(278)
Interest expense, net	(1,022)	(853)	(990)
Provision for income taxes	144	(268)	(274)
Depreciation and amortization	(442)	(492)	(676)
Other income (expense), net	(109)	(459)	(126)
Gain on sale of assets	127	1,971	209
Restructuring expenses	(48)	(915)	(100)
Stock-based expenses	(30)	(142)	(103)
Write-off of capitalized legal costs	(421)	—	—

Net loss	(2,985)	(3,942)	(2,338)
Dividends and accretion on redeemable preferred stock	3,649	3,461	3,600

Net loss attributable to common shareholders	$(6,634)	$(7,403)	$(5,938)

Net loss per share attributable to common shareholders - basic and diluted	$(0.18)	$(0.21)	$(0.16)

Weighted average shares - basic and diluted	36,696	35,928	36,302

The following table provides a reconciliation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenses on a United States GAAP basis.

	Three months ended
	March 31,		December 31, 2006
	2007	2006
	(in thousands; unaudited)
Total cost of net revenues and operating expenses on an adjusted EBITDA basis	$13,408	$13,798	$12,818
Depreciation and amortization	(442)	(492)	(676)
Gain on sale of assets	127	1,971	209
Restructuring expenses	(48)	(915)	(100)
Stock-based expenses	(30)	(142)	(103)
Write-off of capitalized legal costs	(421)	—	—

Total cost of net revenues and operating expenses on a United States GAAP basis	$14,222	$13,376	$13,488